May 9, 2007
Contacts:
JOHN H. PELUSI JR.	GREGORY R. CONLEY	MYRA F. MOREN
Chief Executive Officer	Chief Financial Officer	Director, Investor Relations
(412) 281-8714	(412) 281-8714	(713) 852-3500
jpelusi@hfflp.com	gconley@hfflp.com	mmoren@hfflp.com
HFF, Inc. reports first quarter 2007 financial and transaction production results
PITTSBURGH, PA — HFF, Inc. (NYSE: HF) reported today its financial and production volume results for the first quarter of 2007. HFF, Inc. (the Company), through its Operating Partnerships, Holliday Fenoglio Fowler, L.P. (HFF LP) and HFF Securities, L.P. (HFF Securities), is a leading provider of commercial real estate and capital markets services to the U.S. commercial real estate industry based on transaction volume and is one of the largest full-service commercial real estate financial intermediaries in the country.
Consolidated Earnings
     Revenue for the first quarter was $55.5 million, an increase of $11.0 million or 24.7% over the comparable period for 2006. Operating Income was $8.4 million for the quarter, an increase of $0.8 million or 11.1% compared with the same period for 2006. EBITDA was $9.7 million, an increase of $1.2 million or 14.3% compared to the same period last year.
     The Company’s net income reported for the first quarters 2007 and 2006 is not directly comparable due primarily to the minority interest adjustment to its income before minority interest and income taxes, which is related to HFF Holdings, LLC’s (Holdings) ownership interest in the Operating Partnerships as well as the change in tax structure following the restructuring transactions and initial public offering on January 30, 2007. During the period from January 1, 2007 through January 30, 2007, Holdings had a 100% ownership interest in the Operating Partnerships and Holliday GP, during which time there were no minority interests and we were not subject to federal income taxation. During the period from January 31, 2007 through February 21, 2007, Holdings’ ownership interest in the Operating Partnerships was approximately 61% as a result of the initial public offering. Holdings’ ownership interest in the Operating Partnerships was reduced to approximately 55% following the underwriters’ exercise of their over-allotment option to purchase additional shares on February 22, 2007. Additionally, prior to the restructuring transactions and the offering, the Operating Partnerships were not tax paying entities for federal or state income tax purposes and their income and expenses were passed through to the individual income tax returns of the members of

HFF reports first quarter 2007 financial results

Holdings. Following the offering, a portion of the Company’s income will be subject to US federal and state income taxes and taxed at the prevailing corporate tax rates. These corporate tax amounts are reflected in the Company’s consolidated financial statements for the first quarter 2007 and are applicable for the period following the offering on January 30, 2007.
     Given the above restructuring, the offering, and the income tax effects, the Company’s net income reported for the first quarter 2007 was $3.2 million (after an adjustment of $3.9 million for the minority ownership interest of Holdings in the Operating Partnerships) compared with net income of $7.6 million for the same period in 2006 (during which time Holdings owned 100% of the Operating Partnerships and, accordingly, there were no minority interests or federal income taxes). Net income attributable to Class A common stockholders for the first quarter 2007 was $1.3 million, or $0.13 per diluted share. The net income attributable to Class A common stockholders is the consolidated net income of HFF, Inc. for the period following the offering, which is the period beginning January 31, 2007 through March 31, 2007.
     Income tax expense for the first quarter 2007 was $1.1 million and approximately $1.0 million higher when compared to $0.1 million for the first quarter 2006. This increase is attributable to the change in tax structure following the offering. These corporate tax amounts are reflected in the Company’s consolidated financial statements for the first quarter 2007 and are applicable for the period following the offering on January 30, 2007.
     The financial results presented in this earnings press release reflect the consolidated financial position and results of operations of Holliday GP, the Operating Partnerships, and HFF, Inc. for all periods presented. The minority interest relates to the ownership interests of Holdings in the Operating Partnerships following the offering. For a discussion of the adjustments relating to the reorganization transactions and the offering, see Note (1) to the financial statements included in this earnings press release. For more information regarding the transactions associated with the initial public offering, please refer to the Company’s prospectus filed with the Securities and Exchange Commission on January 31, 2007.

HFF reports first quarter 2007 financial results

HFF, Inc.
Consolidated Operating Results (1)
For the Three Months Ended March 31, 2007 and 2006
(dollars in thousands, except per share data)

	March 31st
	2007	2006
Revenue	$55,545	$44,528
Operating expenses:
Cost of Services	33,537	27,443
Operating, administrative and other	12,568	8,782
Depreciation and amortization	1,020	725

Total expenses	47,125	36,950

Operating income	8,420	7,578

Interest and other income	216	143
Interest expense	(394)	(17)

Income before taxes	8,242	7,704

Minority interest (4)	3,908	—

Income tax expense	1,096	123

Net income	$3,238	$7,581

Income available to common stockholders	$1,345	$—

Earnings per share — basic	$0.13
Earnings per share — diluted	$0.13
Weighted average shares outstanding — basic	10,422,574
Weighted average shares outstanding — diluted	10,427,320

EBITDA	$9,656	$8,446
Production Volume and Loan Servicing Summary
Production volume for the first quarter of 2007 totaled more than $11.3 billion in 343 transactions, which represents a 21.6% increase in the number of transactions and a 70% increase in volume when compared to the first quarter 2006 production volumes of over $6.6 billion in 282 transactions. The average deal size for the first quarter 2007 was nearly $33 million, approximately 40% higher than the comparable figure in the first quarter 2006. It should be noted that a portion of this 70% increase in production volume was achieved due to an extraordinarily large portfolio transaction which closed during the quarter. If this large portfolio

HFF reports first quarter 2007 financial results

transaction were excluded, our production volume would have increased by 37%, which is still a very substantial increase from the previous year’s quarter, and our average deal size for the quarter would have been approximately $26.6 million or approximately 13% higher than the first quarter 2006 average deal size.
•	Debt Placement transaction volume was more than $5.3 billion in the first quarter of 2007, posting a 41.3% increase over first quarter 2006 volume of nearly $3.8 billion.

•	Investment Sales transactional volume was in excess of $4.2 billion in the first quarter of 2007, representing a 74.9% increase over first quarter 2006 volume of more than $2.4 billion.

•	Structured Finance transactional volume was nearly $500 million in the first quarter of 2007, posting a 38.6% gain over 2006’s first quarter volume of nearly $360 million.

•	Note Sales and Note Sale Advisory Services transactional volume was more than $117 million in volume for first quarter 2007 after reporting no volume during first quarter 2006.

•	HFF Securities also showed substantial growth with over $1 billion of private equity, investment banking and advisory services transaction volume in first quarter 2007, a significant increase over the same period in 2006 when only $50 million in volume was reported.

•	The principal balance of HFF’s Loan Servicing portfolio increased approximately 25% from approximately $15.2 billion at the end of the first quarter 2006 to over $19.0 billion at the end of the first quarter 2007, and was also approximately $1.0 billion higher than the year end 2006 principal balance of $18.0 billion.
Production Volume by Platform

	(dollars in thousands)
	For the Three Months Ended March 31,
By Platform	2007		2006
	Volume	# of Deals	Volume	# of Deals
Debt Placement	$5,344,164	262	$3,783,074	211
Investment Sales	4,287,338	47	2,451,937	47
Structured Finance	495,683	27	357,622	23
Note Sales & Note Sale Advisory	117,211	2	—	—
Private Equity, Inv Banking & Advisory Svcs	1,070,000	5	50,000	1

	$11,314,396	343	$6,642,633	282

Average Deal Size	$32,986		$23,555

Loan Servicing Portfolio Balance	$19,017,686	1,840	$15,179,707	1,605

HFF reports first quarter 2007 financial results

Business Expansion Highlights
HFF expanded during first quarter 2007 through the addition of 26 new positions including 6 newly hired transaction professionals.
     “Due to very strong results in our HFF Securities Group and in our investment sales and debt platform services areas, our transaction volume for all property types and all platforms was up more than 70% over the first quarter of 2006. We were also able to continue to grow our servicing portfolio during the past 12 months by adding approximately $4 billion in new loans to our portfolio with approximately $1 billion coming in just the last three months,” said Mr. Pelusi. “We would like to again thank our clients who have continued to show their confidence in our ability to perform value-add services for their commercial real estate and capital markets needs,” added Mr. Pelusi.
Non-GAAP Financial Measures
This earnings press release contains a Non-GAAP measure, EBITDA, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s other financial information determined under GAAP. For a description of the Company’s use of EBITDA and a reconciliation of EBITDA with Net Income, see the section of this press release titled “EBITDA Reconciliation”.
Earnings Conference Call
The Company’s management will hold a conference call to discuss first quarter 2007 financial results on Thursday, May 10th, at 2:30 p.m. Eastern Time. To listen, participants should dial 866-831-6270 in the U.S. and 617-213-8858 for international callers approximately 10 minutes prior to the start of the call and enter participant code 18549065. A replay will become available after 4:30 p.m. Eastern Time on May 10th and will continue through June 10th, 2007, by dialing 888-286-8010 (U.S. callers) and 617-801-6888 (international callers) and entering participant code 28150294.
     The live broadcast of the Company’s quarterly conference call will be available online at www.hfflp.com on Thursday, May 10th beginning at 2:30 p.m. Eastern Time.

HFF reports first quarter 2007 financial results

About HFF, Inc.
Through its subsidiaries Holliday Fenoglio Fowler, L.P. and HFF Securities L.P., the Company operates out of 18 offices nationwide and is one of the leading providers of commercial real estate and capital markets services, by transaction volume, to the U.S. commercial real estate industry. The Company offers clients a fully integrated national capital markets platform including debt placement, investment sales, structured finance, private equity, investment banking and advisory services, note sale and note sales advisory services and commercial loan servicing.
Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions; (2) the Company’s ability to retain and attract transaction professionals; (3) the Company’s ability to retain its business philosophy and partnership culture and other risks associated with our transformation to a public company; (4) competitive pressures; (5) risks related to our organizational structure; and (6) other factors discussed in our public filings, including the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2006, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.

HFF reports first quarter 2007 financial results

HFF, Inc.
Consolidated Operating Results (2)
(dollars in thousands, except per share data)

	Period 1/1/07	Period 1/31/07		Three Months
	through	through	Period 2/22/07	Ended March 31,
	1/30/07	2/21/07	through 3/31/07	2007
Revenue	$17,467	$12,308	$25,770	$55,545

Operating expenses:
Cost of services	10,817	8,160	14,560	33,537
Operating, administrative and other	4,101	2,555	5,912	12,568
Depreciation and amortization	358	273	389	1,020

Total expenses	15,276	10,988	20,861	47,125

Operating income	2,191	1,320	4,909	8,420

Interest and other income	75	61	80	216
Interest expense	(373)	(14)	(7)	(394)

Income before minority interest and income taxes	1,893	1,367	4,982	8,242

Minority interest (4)	—	1,029	2,879	3,908

Income before income taxes	1,893	338	2,103	4,334

Provision for income taxes	—	151	945	1,096

Net income	$1,893	$187	$1,158	$3,238

Income available to common stockholders	$—	$187	$1,158	$1,345

Net income per share — basic				$0.13
Net income per share — diluted				$0.13

Weighted average shares outstanding — basic				10,422,574
Weighted average shares outstanding — diluted				10,427,320

HFF reports first quarter 2007 financial results

HFF, Inc.
Consolidated Balance Sheets (1)
(dollars in thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Cash, cash equivalents and restricted cash	$18,036	$5,785
Accounts receivable, receivable from affiliate and prepaids	3,540	10,044
Mortgage notes receivable	23,200	125,700
Property, plant and equipment, net	6,092	5,040
Deferred tax asset, net (5)	137,348	—
Intangible assets, net	7,143	7,005
Other noncurrent assets	711	728

	$196,070	$154,302

LIABILITIES AND STOCKHOLDERS EQUITY / PARTNERS’ (DEFICIENCY)

Warehouse line of credit	$23,200	$125,700
Accrued compensation, accounts payable, payable to affiliate and other current liabilities	14,656	13,854
Long-term debt (includes current portion) (3)	190	56,484
Deferred rent credit and other liabilities	3,429	2,582
Payable to HFF Holdings (5)	117,773	—

Total liabilities	159,248	198,620
Minority interest (4)	10,277	—
Stockholders equity / partners’ (deficiency)	26,545	(44,318)

	$196,070	$154,302

Notes
(1) The Company’s consolidated operating results and balance sheets for all periods presented herein give effect to the reorganization transactions made in connection with its initial public offering. In connection with the initial public offering consummated on January 30, 2007, the purchase of shares of Holliday GP and partnership units in each of the Operating Partnerships are treated as a reorganization of entities under common control for financial reporting purposes. Accordingly, the net assets of Holdings purchased by the Company are reported in the consolidated financial statement of HFF, Inc. at Holdings’ historical cost. For more information regarding the transactions associated with the initial public offering, please refer to the Company’s prospectus filed with the Securities and Exchange Commission on January 31, 2007.

HFF reports first quarter 2007 financial results

(2) In connection with the restructuring transactions, the initial public offering on January 30, 2007, and the underwriters’ exercise of their option to purchase an additional 2,445,000 shares of Class A common stock on February 22, 2007, the first quarter 2007 is segregated into three distinct periods representing different ownership interests in the Operating Partnerships by HFF, Inc. and Holdings during each of these three periods. As such, we have presented supplemental Consolidated Operating Results for each of the three periods in the first quarter 2007 to facilitate a comparison of the Company’s results prior and subsequent to the offering and exercise of the underwriters’ option to purchase additional shares.
(3) Holdings used a portion of the proceeds it received in connection with the initial public offering to repay all outstanding borrowings under HFF, LP’s credit agreement.
(4) The minority interest adjustment on the consolidated financials statements of HFF, Inc. relates to the ownership interest of Holdings in the Operating Partnerships as a result of the offering. As the sole stockholder of Holliday GP, the sole general partner of the Operating Partnerships, the Company operates and controls all of the business and affairs of the Operating Partnerships. The Company consolidates the financial results of the Operating Partnerships and the ownership interest of Holdings in the Operating Partnerships are reflected as a minority interest in HFF, Inc’s consolidated financial statements. The minority interest is calculated based on the income from the Operating Partnerships. The table below sets forth the minority interest reported on the Company’s Consolidated Operating Results for the first quarter 2007.
Minority Interest Calculation
(dollars in thousands)

	Period 1/1/07	Period 1/31/07	Period 2/22/07	Three Months
	through	through	through	Ended March
	1/30/07	2/21/07	3/31/07	31, 2007
Net income from operating partnerships	$1,922	$1,683	$5,206	$8,811
Minority interest ownership percentage	—	61.14%	55.31%

Minority interest	—	$1,029	$2,879	$3,908

HFF reports first quarter 2007 financial results

(5) The deferred tax asset on HFF, Inc.’s Consolidated Balance Sheet represents the net of deferred tax assets and deferred tax liabilities. Included within this account is a deferred tax asset representing the future tax benefits associated with HFF, Inc.’s tax basis step-up from its Section 754 election of the Internal Revenue Code. As a result of the offering, the Operating Partnerships made an election under Section 754 of the Internal Revenue Code for 2007, and intend to have an election for each taxable year in which an exchange of partnership units for shares occurs. The initial sale of the partnership units, as a result of the offering, increased the tax basis of the assets owned by the Operating Partnerships to their fair market value. This increase in tax basis, and the election under Section 754 of the Internal Revenue Code, allow the Company to reduce the amount of future tax payments to the extent that it has future taxable income. As a result of the increase in tax basis, the Company is entitled to future tax benefits of $138.6 million and has recorded this amount as a deferred tax asset on its Consolidated Balance Sheet. The Company is obligated, however, pursuant to its tax receivable agreement with Holdings, to pay to Holdings, on an after-tax basis, 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes as a result of these increases in tax basis and as a result of certain other tax benefits arising from entering into the tax receivable agreement and making payments under that agreement. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing the Company’s actual income tax liability to the amount of such taxes that it would have been required to pay had there been no increase to the tax basis of the assets of the Operating Partnerships as a result of the initial sale and later exchanges and had the Company not entered into the tax receivable agreement.
The Company accounts for both the income tax and corresponding tax receivable agreement effects as a result of the initial purchase and the sale of units of the Operating Partnerships in connection with the reorganization transactions, and future exchanges of Operating Partnership units for the Company’s Class A shares, by recognizing a deferred tax asset for the estimated income tax effects of the increase in the tax basis of the assets owned by the Operating Partnerships, based on enacted tax rates at the date of the transaction, less any tax valuation allowance the Company believes is required. The Company believes it is more likely than not that it will realize the benefit represented by the deferred tax asset, and, therefore, it has recorded 85% of the estimated amount of the increase in deferred tax assets, net of any valuation allowance, as a liability to Holdings under the tax receivable agreement, and the remaining 15% of the increase in

HFF reports first quarter 2007 financial results

deferred tax assets directly in additional paid-in capital in stockholders’ equity. All of the effects of changes in any of the Company’s estimates after the date of any exchange will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.
While the actual amount and timing of payments under the tax receivable agreement will depend upon a number of factors, including the amount and timing of taxable income generated in the future, the value of individual assets, the portion of the Company’s payments under the tax receivable agreement constituting imputed interest and increases in the tax basis of the Company’s assets resulting in payments to Holdings, the Company has estimated that the payments that will be made to Holdings will be $117.8 million and has recorded this obligation to Holdings as a liability on the Consolidated Balance Sheets. The Company has recorded the $20.8 million difference between the $138.6 million benefit and the initial $117.8 million liability to Holdings as an increase in Stockholders’ Equity. The term of the tax receivable agreement commenced upon consummation of the offering on January 31, 2007 and will continue until all such tax benefits have been utilized or expired, including the tax benefits derived from future exchanges.
EBITDA Reconciliation
The Company defines EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization and income reported to the minority interest. The Company uses EBITDA in its business operations to, among other things, evaluate the performance of its business, develop budgets and measure its performance against those budgets. The Company also believes that analysts and investors use EBITDA as a supplemental measure to evaluate its overall operating performance. However, EBITDA has material limitations as an analytical tool and you should not consider this in isolation, or as a substitute for analysis of our results as reported under GAAP. The Company finds it as a useful tool to assist in evaluating performance because it eliminates items related to capital structure and taxes. The items that the Company has eliminated from net income in determining EBITDA are interest expense, income taxes, depreciation of fixed assets and amortization of intangible assets, and minority interest. Note that the Company classifies the interest on the warehouse line of credit as an operating expense and, accordingly, it is not eliminated from net income in determining EBITDA. However, some of these eliminated items are significant to the Company’s business. For example, (i) interest expense is a necessary element of the Company’s costs and ability to generate revenue because it incurs interest expense related to any outstanding indebtedness, (ii) payment of

HFF reports first quarter 2007 financial results

income taxes is a necessary element of the Company’s costs and (iii) depreciation and amortization are necessary elements of the Company’s costs. Any measure that eliminates components of the Company’s capital structure and costs associated with carrying significant amounts of fixed assets on its balance sheet has material limitations as a performance measure. In light of the foregoing limitations, the Company does not rely solely on EBITDA as a performance measure and also considers its GAAP results. EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.
     Set forth below is an unaudited reconciliation of consolidated net income to EBITDA for HFF, Inc. for the three months ending March 31:

	(dollars in thousands)
	2007	2006
Net income	$3,238	$7,581
Add:
Interest expense	394	17
Income tax expense	1,096	123
Depreciation and amortization	1,020	725
Minority interest	3,908	—

EBITDA	$9,656	$8,446

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